Exhibit 10.1

THIS THIRD ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Third Addendum”) is entered into on January 29th, 2025, by and between Inspired Entertainment Inc. (“Inspired” or the “Company”) and A. LORNE WEIL (“Executive”) (collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Employment Agreement (as defined below)

WHEREAS the Company entered a contract with the Executive on October 9, 2020, as clarified on April 12, 2021, and amended effective June 21, 2021, and January 12, 2023 (the “Employment Agreement”);

WHEREAS the Parties mutually agree to extend the Contract Termination Date (as defined under Section 2 of the Employment Agreement) and amend certain terms of the Employment Agreement, subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and consideration provided, the Parties, intending to be legally bound, agreed that effective as of January 1, 2025, the following modifications shall be made to the Employment Agreement:

1.	Section 2 (Commencement and Term) shall be amended by changing “December 31, 2027” to “December 31, 2028” as the Contract Termination Date.

2.	Section 5a (Base Salary) shall be amended by substituting “nine hundred and fifty thousand U.S dollars (US$950,000) per year” for eight hundred thousand U.S. dollars (US$800,000) per year.”

3.	Section 5b (Short-term incentive (Bonus)) shall be amended by substituting 120% for 130%.

4.	In Section 6a2iv, reference to December 31, 2027, shall be replaced with December 31, 2028.

5.	Section 6(b) (Conditions Relating to Death and Change in Control with Respect to the Special Long-Term Grant) shall be amended such that all references to “December 31, 2027” shall be replaced with “December 31, 2028” such that the terms set forth in subsections (i) and (ii) hereof apply in the event of either a termination of employment due to death or a Change in Control on or before December 31, 2028.

6.	In Section 6(d) all references to December 31, 2027, shall be replaced by December 31, 2028.

All other terms of the Employment Agreement shall remain in full force and effect without further amendment.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Simona Camilleri
Name:	Simona Camilleri
Title:	General Counsel

Date:	January 29th, 2025

EXECUTIVE

/s/ A. Lorne Weil
A. Lorne Weil

Date:	January 29th, 2025

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